                                                                 EXHIBIT 10.22
                            STANDARD FORM SUBLEASE
                            ----------------------

     1.   DUTIES
          ------

     This sublease is entered by and between Interactive Flight Technologies, Inc., a Nevada corporation, Sublessor and, Silicon Gaming, Inc., a California corporation Sublessee, as a Sublease under the Lease dated June 25, 1992, entered into by Post Palms Associates, a joint venture of Post Road Associates, a California General Partnership, and Copley Institutional Investors Fund II, a Delaware Limited Partnership as Lessor, and Sublessor under this Lease as Lessee, a copy of the Lease is attached and designated Exhibit A.

     2.   PROVISIONS CONSTITUTING SUBLEASE
          --------------------------------

          (a) This Sublease is subject to all of the terms and conditions of the Lease in Exhibit A and Sublessee shall assume and perform the obligations of Sublessor and Lessee in said Lease, to the extent said terms and conditions are applicable to the premises subleased pursuant to this Sublease. Sublessee shall not commit or permit to be committed on the subleased premises any act or omission which shall violate any term or condition of the Lease. In the event of the termination of Sublessor's interest as Lessee under the Lease for any reason, then this Sublease shall terminate coincidentally therewith without any liability of Sublessor to Sublessee.

          (b) All of the terms and conditions contained in the Lease in Exhibit A are incorporated herein as terms and conditions of this Sublease (with each reference therein to Lessor and Lessee to be deemed to refer to Sublessor and Sublessee) and along with all of the following paragraphs set out in this Sublease, shall be the complete terms and conditions of this Sublease, excluding Paragraphs 1.07 and 4.04.

     3.   PREMISES
          --------

     Sublessor leases to Sublessee and Sublessee hires from said Sublessor the following described premises together WITH the appurtenances, situated in the City of Las Vegas, County of Clark, State of Nevada.

  3046 - 3070 West Post Road, an 11,711 square foot office/warehouse unit situated within the Post Palms Business Center.

     4.   RENT

          (a)  Base Rent

               Sublessee shall pay to Sublessor without deduction, offset, prior notice or demand, as rental, the sum of $8,783.25 per month for the remainder of the lease term. In advance on the 15th day of each month in lawful money of the United States of America, commencing on the 1st day of September 1996 and continuing throughout the balance of the term. Monthly rental for any partial month shall be prorated at the rate of 1/30th of monthly rental per day. Rent shall be paid to Sublessor at 4041 N. Central Avenue, 20th Floor, Phoenix, Arizona 85012 or at such other place or places as Sublessor may from time to time direct.

          (b)  Operating Expenses (including real estate taxes and insurance)

               Sublessee shall pay to Sublessor $1,405.00 per month for each and
                                                ---------
every month of the Sublease term.

               Receipt of $8,783.25 is hereby acknowledged for base rental and
                          ---------
operating expenses for the month of September 30, 1996 through September 30th 1996 and the additional security deposit amount of $8,783.25 in consideration of
                                                   ---------
the execution of this Sublease. In the event Sublessee has performed all of the terms and conditions of this Sublease throughout the term upon Sublessee vacating the premises, the amount paid in consideration for the execution shall be returned to Sublessee after first deducting any sums owing to Sublessor.

     5.        TERM
               ----

               (a) the term of this Sublease shall be for a period of thirteen
(13) months and seven (7) days and commencing on the 1st day of September, 1996, and ending on the 7th day of October, 1997.

               (b) if Sublessee, with Sublessor's consent, takes possession prior to the commencement of the term, Sublessee shall do so subject to all of the covenants and conditions hereof and shall pay rent for the period ending with the commencement of the term at the same rental as that prescribed for the first month of the term, prorated at the rate of 1/30th thereof per day.

     6.        USE
               ---

               Sublessee shall use the premises for general and administrative offices and development, manufacturing, and marketing of Casino Gaming Devices and for no other purpose without the prior written consent of Sublessor and master Lessor.

               Sublessee's business shall be established and conducted throughout the term hereof in a first class manner. Sublessee shall not use the premises for, or carry on, or permit to be carried on, any offensive, noisy or dangerous trade, business, manufacture or occupation nor permit any auction sale to be held or conducted on or about the premises. Sublessee shall not do or suffer anything to be done upon the premises which will cause structural injury to the premises or the building of which the same form a part. The premises shall not be overloaded and no machinery apparatus or other appliance shall be used or operated in or upon the premises which will in any manner injure, vibrate or shake the premises or the building of which it is a part. Sublessee shall not lease the premises unoccupied or vacant during the term. No musical instrument of any sort, or any noise making device will be operated or allowed upon the premises for the purpose of attracting trade or otherwise. Sublessee shall not use or permit the use of the premises or any part thereof for any purpose which will increase the existing rate of insurance upon the building in which the premises are located, or cause a cancellation of any insurance policy covering the building or any part thereof. If any act on the part of Sublessee or use of the premises by Sublessee shall cause, directly or indirectly, any increase of Sublessor's insurance expense, said additional expense shall be paid by Sublessee to Sublessor upon demand. No such payment by Sublessee shall limit Sublessor in the exercise of any other rights or remedies, or constitute a waiver of Sublessor's right to require Sublessee to discontinue such act or use.

     7.        ADDITIONAL PROVISIONS
               ---------------------

               (a) This Lease is contingent upon the Sublessee verifying availability of funds not less than $1,000,000.00 or before September 1, 1996. Sublessor shall reserve the right to, in its sole discretion cancel this Sublease contract at any time prior to Sublessee providing verification of funds to Sublessor.

SUBLESSOR: Interactive Flight               SUBLESSEE:   Silicon Gaming, Inc.
           Technologies, Inc.

BY: /s/ Robert J. Aten                       BY:/s/PAUL D. MATHEWS
    ------------------------------------        -------------------------------

ITS: CFO                                     ITS:  Vice President
    ------------------------------------         ------------------------------

BY: /s/ Lauren Snopkowski                    BY: /s/THOMAS E. CARLSON
    ------------------------------------        -------------------------------

ITS: Treasurer                               ITS: CFO
    ------------------------------------         ------------------------------

DATED: 8/16/96                               DATED: 8/14/96
       ---------------------------------            ----------------------------

                The undersigned, Lessor under the Lease in Exhibit A, hereby consents to the subletting of the premises described in Exhibit B on the terms and conditions contained in this Sublease. This consent shall apply only to this Sublease and shall not be deemed to be a consent to any other sublease.

                                 LESSOR: Post Palms Associates, a joint venture of Post Road Associates, a California General Partnership. and Copley Institutional Investors Fund II, a Delaware Limited Partnership


BY: /s/David B. Morthland                    BY:
    ------------------------------------        -------------------------------
    Key Products, Inc.                              Lee W. Phelps

DATED:  8/26/96                              ITS:   General Partner
      ----------------------------------

ITS: Vice President                          BY:
    ------------------------------------         ------------------------------
                                                    Stanley K. Gentzler

                                             ITS:   General Partner


                                             DATED: 8/14/96
                                                   ----------------------------



               If this Lease has been filled in it has been prepared for submission to your attorney for his approval. No representation or recommendation is made by the real estate broker or its agents or employees as to the legal sufficiency, legal effect, or tax consequences of this Lease or the transaction relating thereto.

                                  EXHIBIT "A"

                               TABLE OF CONTENTS
                                 STANDARD LEASE

             PAGE
ARTICLE 1    BASIC LEASE TERMS                                      1
      1.01   Premises Leased                                        1
      1.02   Project                                                1
      1.03   Term                                                   1
      1.04   Rent                                                   1
      1.05   Operating Expenses                                     1
      1.06   Security Deposit                                       1
      1.07   Permitted Use of Premises                              1
      1.08   Addresses for Payments Notices and Deliveries          1
      1.09   Broker                                                 1
      1.10   Building Improvements                                  1
      1.11   Payments Upon Execution                                1

ARTICLE 2    PREMISES                                               2

      2.01   Leased Premises                                        2
      2.02   Delivery and Acceptance of Premises                    2
      2.03   Building Name and Address                              2

ARTICLE 3    TERM                                                   2

      3.01   General                                                2
      3.02   Tender of Possession by Lessor                         2
      3.03   Delay In Possession                                    2
      3.04   Early Occupancy                                        2
      3.05   Option Term(s)                                         2

ARTICLE 4    RENT AND OPERATING EXPENSES                            3

      4.01   Base Rent                                              3
      4.02   Operating Expenses                                     3
      4.03   Cost of Living Increases                               4
      4.04   Security Deposit                                       4
      4.05   Option Rent                                            4

ARTICLE 5    USES                                                   5

      5.01   Use                                                    5
      5.02   Hazardous Materials                                    5
      5.03   Signs and Auctions                                     5

ARTICLE 6    COMMON FACILITIES AND VEHICLE PARKING                  5

      6.01   Operation and Maintenance of Common Facilities         5
      6.02   Use of Common Facilities                               6
      6.03   Parking                                                6
      6.04   Changes and Additions by Lessor                        6

ARTICLE 7    MAINTENANCE, REPAIRS AND ALTERATIONS                   6

      7.01   Lessor's Obligations                                   6
      7.02   Lessee's Obligations                                   7
      7.03   alterations and Additions                              7
      7.04   Utility Additions                                      7
      7.05   Entry and Inspection                                   7

ARTICLE 8    TAXES AND ASSESSMENTS ON LESSEE'S PROPERTY             8

      8.01   Taxes on Lessee's Property                             8

ARTICLE 9    UTILITIES                                              8

ARTICLE 10   ASSIGNMENT AND SUBLETTING                              8

     10.01   Rights of Parties                                      8
     10.02   Effect of Transfer                                     9



ARTICLE 11   INSURANCE AND INDEMNITY                           9

     11.01   Liability Insurance - Lessee                      9
     11.02   Lessor's Insurance                                9
     11.03   Waiver of Subrogation                             9
     11.04   Policies                                          9
     11.05   Lessee's Indemnity                                9
     11.06   Lessor's NonLiability                            10

ARTICLE 12   DAMAGE OR DESTRUCTION                            10

     12.01   Restoration                                      10

ARTICLE 13   EMINENT DOMAIN                                   10

     13.01   Total or Partial Taking                          10
     13.02   Temporary Taking                                 10
     13.03   Taking of Parking Area                           10

ARTICLE 14   SUBORDINATION, ESTOPPEL CERTIFICATE              10

     14.01   Subordination                                    10
     14.02   Estoppel Certificate                             11

ARTICLE 15   DEFAULTS AND REMEDIES                            11

     15.01   Lessee's Defaults                                11
     15.02   Lessor's Remedies                                11
     15.03   Repayment of "Free" Rent                         12
     15.04   Cumulative Remedies                              12
     15.05   Late Payments                                    12
     15.06   Right of Lessor to Perform                       12
     15.07   Default by Lessor                                12
     15.00   Expenses and Legal Fees                          13

ARTICLE 16   END OF TERM                                      13

     16.01   Holding Over                                     13
     16.02   Merger on Termination                            13
     16.03   Surrender of Premises; Removal of Property       13
     16.04   Termination; Advance Payments                    13

ARTICLE 17   PAYMENTS AND NOTICES                             13

ARTICLE 18   LIMITATION OF LIABILITY                          14

ARTICLE 19   BROKER'S COMMISSION                              14

ARTICLE 20   TRANSFER OF LESSOR'S INTEREST                    14

ARTICLE 21   INTERPRETATION                                   14

     21.01   Gender and Number                                14
     21.02   Headings                                         14
     21.03   Joint and Several Liability                      14
     21.04   Successors                                       14
     21.05   Time of Essence                                  14
     21.06   Severability                                     14
     21.07   Entire Agreement                                 14
     21.06   Covenants and Conditions                         14
     21.09   Counterparts                                     15
     21.10   Attachments                                      15


                                 STANDARD LEASE
                                    (Multi)

  THIS LEASE, dated for reference purposes only, June 25, 1992, is made by and between POST PALMS ASSOCIATES, a joint venture of POST ROAD ASSOCIATES, a California General Partnership, and COPLEY INSTITUTIONAL INVESTORS FUND II, a Delaware Limited Partnership (herein called 'lessor') and KEY PRODUCTS CO., INC., a Nevada Corporation, (herein called "'Lessee"").

ARTICLE 1  BASIC  LEASE TERMS

  Each reference in this Lease to the "Basic Lease Terms" shall mean and refer to the following collective terms, the application of which shall be governed by the provisions in the remaining articles of this Lease.

  1.01  Premises Leased:
        a.  Premises Address: 3046 - 3070 Post Road, Las Vegas, Nevada
        b. Rental Area: 11,711 square feel as illustratively highlighted in exhibit "A"
        c.  Building Designation: A5-A9

  1.02  Project:
        a.  Project Name: Post Palms Business Center
        b.  Project Rental Area: 139,949 Square Feet

  1.03  Term:
        a.  Estimated Commencement Date: September 1,1992
        b.  Number of Calendar Months: Sixty (60)
        c.  Option to Renew - One (1) Five (5) year.

  1.04  Rent:

        a. Base Rent: (i)         during month(s) one (1) through eleven (11);
(ii) forgiveness of Base Rent and Operating Expenses during month twelve (12);
(iii) during month(s) thirteen (13) through twenty-three (23); (iv) forgiveness of Base Rent and Operating Expenses during month twenty-four (24);
(v)        during month(s) twenty-five (25) through thirty-six (36); (vi)
during months thirty-seven (37) through forty-eight (48); (vii)         during
month(s) forty-nine (49) through sixty (60). Where reference is made in this Lease to rent as provided in Section 1.04a, or where such reference is made to the term "Original Monthly Rent", such rent shall be deemed to be Operating expenses are due and payable throughout the term of the Lease, except during months twelve (12) and twenty-four (24) of the initial Lease term.

  1.05 Operating Expenses: Lessee's Share of Operating Expenses: 8% as defined in Section 4.02. Lessor estimates Operating Expenses during the calendar year when the Lease commences to be $1,405.00 per month. This is a fixed operating expense charge that will not be increased during the initial term of the Lease.

  1.06  Security Deposit:

  1.07  Permitted Use: Sales and distribution of health products.

  1.08  Addresses for Payments, Notices and Deliveries:

        Lessor:  Post Palms Associates
                 3137 W. Tompkins
                 LV, NV 89103
                 367-3000

        Lessee:  Key Products Co.
                 3070 Post Road
                 Las Vegas, Nevada 89118

  1.09  Brokers:  the Commercial Group
                  Cristian Danel

        Party Responsible for Payment: Lessor.

  1.10  Building Improvements: Attached as Exhibit "C".

  1.11  Payments Upon Execution: the first installment of Base Rent     the
first month's Operating Expenses of     and a security deposit of
which totals    shall be delivered to Lessor concurrently with Lessee's
execution of this Lease.


                                1                                  Initial____

ARTICLE 2  PREMISES

  2.01 Leased Premises: Lessor leases to Lessee and Lessee rents from Lessor the premises (herein the "Premises"), containing the rental area set forth in
Section 1.01b of the Basic Lease Terms. The Premises are located at the building identified in the Basic Lease Terms (which together with underlying real property is called herein the "Building"), and is a portion of the project including other buildings described in Section 1.02a of the Basic Lease Terms (herein the "Center"). The premises and the Center are indicated on a site plan attached hereto as Exhibit "A". If, upon completion of the space plans for the Premises, Lessor's architect or space planner determines that the rentable square footage of the Premises differs from that set forth in the Basic Lease Terms, then Lessor shall so notify Lessee, and the Base Rent (as shown in Section 1.04 of the Basic Lease Terms) shall be promptly adjusted in proportion to the change in square footage. Within ten (10) days following Lessor's request, the parties shall memorialize the adjustments by executing a certificate to this Lease prepared by Lessor, provided that the failure or refusal by Lease prepared by either party to execute the amendment shall not affect its validity. The form of such certificate is attached as Exhibit "B".

  2.02 Delivery and Acceptance of Premises: Lessor shall deliver the Premises to Lessee clean and free of debris, on the Commencement Date (unless Lessee is already in possession), and Lessor further warrants to Lessee that the Common Facilities referred to in Article 6, plumbing, healing, air conditioning, ventilating, electrical, lighting facilities and equipment with the Premises, fixtures, walls (interior and exterior), foundations, ceilings, roofs, floors, windows, access doors, loading doors, plate glass and skylights shall be in good operating condition on the Commencement Date. In the event that it is determined that this warranty has been violated, then it shall be the obligation of the Lessor, after receipt of written notice from Lessee setting forth with specificity the nature of the violation, to promptly, at Lessor's sole cost, rectify such violation. Lessee's failure to give such written notice to Lessor within six (6) months after the Commencement Date shall cause the conclusive presumption that Lessor has complied with all of Lessor's obligations hereunder. The warranty contained in this Section shall be of no force or effect if prior to the date of This Lease Lessee was the owner or occupant of the Premises.

     Except as otherwise provided in this Lease, Lessee hereby accepts the Premises in their condition existing as of the Commencement Date or the date that Lessee takes possession of the Premises, whichever is earlier, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises and any covenants or restrictions of record, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Lessee acknowledges that neither Lessor nor Lessor's agent has made any representation or warranty as to the present or future suitability of the Premises for the conduct of Lessee's business.

  2.03 Building Name and Address: Lessee shall not utilize any name selected by Lessor from time to time for the Building and/or the Center as any part of Lessee's corporate or trade name. Lessor shall have the right to change the name, number or designation of the Building without notice or liability' to Lessee.

ARTICLE 3  TERM

  3.01 General: the term shall be for the period shown in Section 1.03b of the Basic Lease Terms. Subject to the provisions of Section 3.03, the term shall commence on the commencement date (herein "Commencement Date") on the earliest of (a) the Estimated Commencement Date as set forth in Section 1.03a of the Basic Lease Terms, or (b) the date Lessee acquires possession or commences use of the Premises for any purpose other than construction. Within ten (10) days after possession of the Premises is tendered to Lessee, the parties shall execute the Exhibit "B" Certificate form provided by Lessor, which shall state the Commencement Date and the expiration date ("Expiration Date") of the Lease. Lessee's failure to execute that form shall not affect the validity of Lessor's determination of those dates.

  3.02 Tender of Possession by Lessor: the premises shall be deemed ready for occupancy upon the tendered date, but only if and when Lessor, to the extent applicable, (a) has provided reasonable access to the Premises for Lessee so that it may be used without unnecessary interference, (b) has substantially completed all the work required to be done by Lessor in this Lease, and (c) has obtained requisite governmental approvals to Lessee's occupancy.

  3.03 Delay in Possession: Notwithstanding the provisions of Section 3.01, if Lessor, for any reason whatsoever, cannot deliver possession of the Premises to Lessee on/or before the Estimated Commencement Date, this Lease shall not be void or voidable nor shall Lessor be liable to Lessee for any resulting loss or damage. However, Lessee shall not be liable for any rent and the Commencement Date shall not occur until Lessor delivers possession of the Premises and the Premises are in fact ready for occupancy in accordance with Section 3.02; except that if Lessor's failure to so deliver possession on the Estimated Commencement Date is attributable to any action or inaction by Lessee (including any tenant improvement construction change orders requested by Lessee or Lessee's failure to supply any information required from Lessee or the furnishing by Lessee of inaccurate or erroneous estimates, specifications, data or other information), then the Commencement Date shall not be advanced to the date on which possession of the Premises is tendered to Lessee, and Lessor shall be entitled to full performance by Lessee (including the payment of rent) from the Estimated Commencement Date.

  3.04 Early Occupancy: if Lessee occupies the Premises prior to the Estimated Commencement Date, Lessee's occupancy of the Premises shall be subject to all of the provisions of this Lease. Early occupancy of the Premises shall not advance the expiration date of this Lease. Lessee shall pay Base Rent and all other charges specified in this Lease for the early occupancy period.

  3.05 Option Term(s): Lessor is hereby granted the right and option to extend this Lease for the additional term or terms as provided in Section 1 .03c (herein "Option Term" or "Option Terms") commencing at the expiration of the initial Term. Such option is granted upon the following terms and conditions:


                                       2                            Initial____

       a. The Option Term(s) shall be on the same terms, covenants, conditions, provisions and agreements as in this Lease and any amendments thereto except for forgiveness of base rent, if applicable.

       b. Lessee duly and regularly pays the rent and all other amounts required to be paid pursuant to this Lease and performs each and every covenant, provision and agreement on the part of the Lessee to be paid, rendered, observed and performed herein.

       c. Lessee gives to Lessor and Lessor receives from Lessee written notice of the exercise to each option to extend this Lease no earlier than nine (9) months and no later than six (6) months prior to the expiration of the term immediately preceding the Option Term(s) to be exercised, time being of the essence. If said notification is not given and received, the option to be exercised shall automatically expire. Failure to exercise the first option shall result in automatic expiration of the second if one so exists.

       d. The rent payable during the Option Term(s) shall be payable and computed as provided in Section 4.05 below.

ARTICLE 4  RENT AND OPENING EXPENSES

  4.01 Base Rent: From and after the Commencement Date, Lessee shall pay without deduction or offset a Base Rent for the premises in the total amount shown (including subsequent adjustments, if any) in Section 1.04a of the Basic Lease Terms. The rent shall be due and payable in equal monthly installments on the first day of each month, in advance, except that if the Commencement Date occurs on a day other than the first day of the month, the first installment of Base Rent shall include rent for both the fractional month, if any, starling with the Commencement Date and the following calendar month. No demand, notice or invoice shall be required.

  4.02  Operating Expenses

  a. Lessee shall pay to Lessor during the term hereof, in addition to the Base Rent, Lessee's share, as hereinafter defined, of all Operating Expenses, as hereinafter defined, during each year of the term of this Lease.

  b. "Lessee's Share" is defined, for purposes of this Lease, as the percentage set forth in Section 1.05 of the Basic Lease Terms, which percentage has been determined by dividing the square footage of the premises by the total square footage of the rentable space contained in the Center. It is understood and agreed that the square footage figures set forth in the Basic Lease Terms are approximations which Lessor and Lessee agree are reasonable and shall not be subject to revision except in connection with an actual change in the size of the Premises or a change in the space available for lease in the Center.

  c. The term "Operating Expenses" shall include (i) all expenses attributable to Lessor's obligations for operation, replacement, repair and maintenance in neat, clean, good order and condition of the Center, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, common lighting facilities, fences and gates. trash disposal service, water and tenant directories and any other services to be provided by Lessor under this Lease; (ii) property taxes, general or special assessments, and costs and expenses in contesting the amount or validity of any property tax by appropriate proceedings; (iii) water and sewer charges and other publicly mandated services to the Center; (iv) insurance premiums for liability and property insurance maintained by Lessor pursuant to Article 11 or reasonable premium equivalents should Lessor elect to self-insure any risk that Lessor is authorized to insure hereunder; (v) license, permit and inspection fees; (vi) air conditioning maintenance (Lessor shall be responsible for replacement of HVAC systems per warranty provided to Lessee/Lessor), supplies, materials, equipment, tools, amortization of capital investments reasonably intended to produce a reduction in operating charges or energy conservation, labor, any expense incurred pursuant to Article 6, 7, 11 and 12, and a reasonable overhead/management fee which shall include, without limitation, allocated wages and salaries, fringe benefits and payroll taxes for administrative, accounting and other personnel applicable to the Center. It is understood that Operating Expenses shall include competitive charges for direct services provided by any subsidiary or division of Lessor, including reasonable supervisory or overhead fees. The term "property taxes" as used herein shall include the following: (i) all real estate taxes or personal property taxes (on Lessor's personal property use for the Center), as such property taxes may be reassessed from time to time: (ii) other taxes, documentary transfer fees, charges and assessments which are levied with respect to this Lease or to the Premises and/or the Center, and any improvements, fixtures and equipment and other property of Lessor located in the Center, except that general net income and franchise taxes Imposed against Lessor which shall be excluded; and (iii) any tax surcharge or assessment which shall be levied in addition to or in lieu of real estate or personal property taxes, other than taxes covered by Article 8. A copy of Lessor's unaudited statement of expenses shall be made available to Lessee upon request.

  d.  The inclusion of the improvements, facilities and services set forth in
Section 4.02 of the definition of Operating Expenses shall not be deemed to impose an obligation upon Lessor to either have said Improvements or facilities or to provide those services unless the Center already has the same, Lessor already provides the services or Lessor has agreed elsewhere in this Lease to provide the same or some of them.

  e.  Lessee's share of Operating Expenses shall be payable by Lessee within ten
(10) days after a reasonably detailed statement of actual expenses is presented to Lessee by Lessor.


                                       3                            Initial____

  4.04 Security Deposit: Concurrently with the execution of this Lease, Lessee shall deposit with Lessor the sum stated in Section 1.05 of the Basic Lease Terms, to secure the faithful performance of Lessee's obligations hereunder. If Lessee fails to pay rent or other charges due hereunder. or otherwise defaults with respect to any provision of this Lease, Lessor may use, apply or retain all or any portion of said deposit for the payment of any rent or other charges in default or for the payment of any other sum to which Lessor may become obligated by reason of Lessee's default, or to compensate Lessor for any loss or damage which Lessor may suffer thereby. If Lessor so uses or applies all or any portion of said deposit, Lessee shall, within ten (10) days after written demand therefor, deposit cash with Lessor in an amount sufficient to restore said deposit to the full amount hereinabove stated and Lessee's failure to do so shall be a material breach of this Lease. If the Base monthly rent shall, from time to time, increase during the Term, Lessee shall thereupon deposit with Lessor additional security deposit so that the amount of security deposit held by Lessor shall at all times bear the same proportion to current rent as the original security deposit bears to the original Base monthly rent set forth in this Article. Lessor shall not be required to keep said deposit separate from its general accounts. If Lessee performs all of Lessee's obligations hereunder, said deposit, or so much thereof as has not theretofore been applied by Lessor, shall be returned, without payment of interest or other increment for its use, to Lessee (or, at Lessor's option, to the last assignee, if any, of Lessee's interest hereunder) at the expiration of the Term hereof, and after Lessee has vacated the Premises. No trust relationship is created herein between Lessor and Lessee with respect to said security deposit. in no event may Lessee unilaterally apply or credit its deposit against the last month's rent. Should Lessor sell its interest in the Premises during the Term hereof and if Lessor deposits with the Purchaser thereof, the then unappropriated funds deposited by Lessee as aforesaid, thereupon Lessor shall be discharged from any further liability with respect to such deposit.

  4.05  Option Rent:

        a. In the event Lessee duly exercises its option to extend this Lease as provided in Section 3.05 above, the rent payable during the Option Term(s) shall be computed and payable as follows: commencing on the first (1st) day of the Option Term and upon the expiration of each twelve (12) calendar months thereafter during such Option Term, that portion of the rent constituting the Base Rent shall be adjusted by multiplying the rent as referenced in Section 1.04a by. a fraction, which fraction shall have as its numerator the Consumer Price Index For All Urban Consumers using the U.S. City Average (or alternative thereto as hereinafter provided) is maintained (Base Period 1982-84 = 100), as published by the U.S. Department of Labor, Bureau of Labor Statistics for the calendar month, which is four (4) months prior to the)e applicable adjustment date, and which such fraction shall have as its denominator said Consumer Price Index, as published for the calendar month which is four (4) months prior to the commencement of the Initial Term. If the present base of said Index should hereafter be changed, then the new base shall be converted to the base now used. in the event that said Bureau: should cease to publish said index figure, then any similar Index published by any other branch or department of


                                       4                            Initial____
the U.S. Government shall be used. In the event that said Bureau shall publish more than one such index, then the index showing the greater proportionate increase shall be sued, and if none is so published, then another index generally recognized as authoritative shall be substituted by agreement the parties hereto, or if no such agreement is reached within a reasonable time, either party may make application to any court of competent jurisdiction to designate such other index. In any event, the base used by any new index shall be reconciled to the 1982-84 = 100 base index. In no event shall the Base Rent to be paid by Lessee pursuant hereto be less than the rent set forth in Section 1.04a or the Base Rent for the twelve (12) month period immediately preceding the adjustment date, whichever is the greater. In the event the numerator of said fraction is not available at the time of adjustment of the rent as provided herein, Lessee shall continue to pay the rent established for the next prior twelve (12) month period; provided, however, Lessee shall promptly pay to Lessor any deficiency at such time as said rent is adjusted.

ARTICLE 5  USES

  5.01  Use: Lessee shall use the Premises only for the purposes slated in
Section 1.07 of the Basic Lease Terms. Lessee shall not do, or permit anything to be done, in or about the Premises which will in any way interfere with the rights of other occupants of the Building, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Lessee permit any nuisance or commit any waste in the Premises or the Center. Lessee shall not do or permit to be done anything which will invalidate or increase the cost of any insurance policy(ies) covering the Building, the Center and/or their contents, and shall comply with all applicable insurance underwriters' rules and the requirements of the Pacific Fire Rating Bureau or any other organization performing a similar function. Lessee shall comply, at its expense, with all present and future laws, ordinances and requirements of all governmental authorities that pertain to Lessee or its use of the Premises, including without limitation, all federal and state occupational health and safety requirements, whether or not Lessee's compliance will necessitate expenditures or interfere with its use and enjoyment of the Premises. Lessee shall promptly upon demand reimburse Lessor for any additional insurance premium charged by reason of Lessee's failure to comply with the provisions of this Section, and shall indemnity Lessor from any liability and/or expense resulting from Lessee's noncompliance.

  5.02 Hazardous Materials: Lessee shall not cause, permit or allow any Hazardous Materials (as defined below) to be brought upon, kept or used in or about the Premises by Lessee, its agents, employees, contractors or invitees, without the prior written consent of Lessor (which consent Lessor shall not unreasonably withhold as long as Lessee demonstrates to Lessor reasonable satisfaction that such Hazardous Materials are necessary to Lessee's business, and will be used, kept and stored in a manner that complies with all Hazardous Materials Laws (as defined below) regulating any such 1-hazardous Materials so brought upon, used or kept in or about the Premises). If (i) Lessee breaches any obligation stated in the preceding sentence, or (ii) the presence of Hazardous Materials in the Premises caused or permitted by Lessee results in contamination of the Premises, the Building, any other Building in the Center, any structure, system or improvement in the Center, any soil or water in, on, under or about the Center (collectively, the "Property"), or (iii) contamination of the Property by Hazardous Materials otherwise occurs for which Lessee is legally liable to Lessor for damage resulting therefrom, then Lessee shall indemnity, defend and hold Lessor and lessor's partners, affiliates, employees, contractors, representatives, lenders, successors and assigns (collectively, the "Indemnified Parties") harmless from any and all claims, judgements, damages, penalties, fines, costs, liabilities, losses, actions or causes of action (including, without limitation, diminution in value of the Premises, the Building, or any other building in the Center, any structure, system or improvement in the Center, damages for the loss or restriction on use of rentable or usable space or of any amenity, damages arising from any adverse impact on marketing any of the foregoing, and sums paid in settlement of claims, attorneys' fees and costs incurred, consultant fees and expert fees) made, brought or sought against or suffered or incurred by the Indemnified Parties, or any of them, which arise during or after the Term of this Lease as a result of such contamination. This indemnification of Lessor by Lessee includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision or required to return the property to the condition existing prior to the introduction of any such Hazardous Materials for which Lessee is responsible. Lessee's obligations hereunder shall survive the expiration or earlier termination of the Term of this Lease.

  Lessee shall at all times and in all respects comply with all federal, slate and local laws, ordinances and regulations ("Hazardous Materials Laws") relating to industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, disposal or transportation of any oil or petrochemical products, PCB, flammable materials, explosives, asbestos, urea formaldehyde, radioactive materials or waste, or other hazardous, toxic, contaminated or polluting materials, substances or wastes, including, without limitation, any substances defined as or included in the definition of "Hazardous Materials", "toxic substances" or "chemicals known to the State to cause cancer or reproductive toxicity" under any such Hazardous Materials Laws (collectively, "Hazardous Materials").

  5.03 Signs and Auctions: Lessee shall not place any signs on the Premises without Lessor's prior written consent. Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auctions or sheriff's sales from the Premises without having first obtained Lessor's prior written consent. Notwithstanding anything to the contrary in this Lease, Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

ARTICLE 6  COMMON FACILITIES AND VEHICLE PARKING

  6.01 Operation and Maintenance of Common Facilities: During the Term, Lessor shall operate all Common Facilities within the Center. The term "Common Facilities" shall mean all areas within the exterior boundaries of the Building and other buildings in the Center which are not held for exclusive use by persons entitled to occupy space, and all other appurtenant areas and improvements provided by Lessor for the common use of Lessor and tenants and their respective employees and invitees, including, without limitation, parking areas and structures, driveways, sidewalks, landscaped and planted areas and common entrances not located within the premises of any tenant.



                                       5                            Initial____

  6.02 Use of Common Facilities: the occupancy by Lessee of the Premises shall include the use of the Common Facilities in common with Lessor and with others for whose convenience and use the Common Facilities may be provided by Lessor, subject, however, to compliance with all rules and regulations as are prescribed from time to time by Lessor. Lessor shall operate and maintain the Common Facilities in the manner Lessor may determine to be appropriate. Lessor shall at all times during the Term have exclusive control of the Common Facilities, and may restrain any use or occupancy, except as authorized by Lessor's rules and regulations. Lessee shall keep the Common Facilities clear of any obstruction or unauthorized use related to Lessee's operations. Nothing in this Lease shall be deemed to impose liability upon Lessor for any damage to or loss of the property of, or for any injury to, Lessee, its invitees or employees. Lessor may temporarily chose any portion of the Common Facilities for repairs or alterations, to prevent a public dedication or the accrual of prescriptive rights, or for any other reason deemed sufficient by Lessor. Under no circumstances shall the right herein granted to use the Common Facilities be deemed to include the right to store any property, temporarily or permanently, in the Common Facilities. Any such storage shall be permitted only by the prior written consent of Lessor or Lessor's designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

  6.03 Parking: Subject to Lessor's right to adept reasonable, nondiscriminatory modifications and additions to the regulations by written notice to Lessee, Lessee shall have the parking rights set forth as follows:

        a. Lessor agrees to maintain, or cause to be maintained, an automobile parking area ("Parking Area") in reasonable proximity to the Building within the Center for the benefit and use of the visitors and patrons and employees of Lessee, and other tenants and occupants of the Center. The Parking Area shall include the automobile parking stalls, driveways, entrances, exits, sidewalks and attendant pedestrian passageways and other areas designated for parking. Lessor shall have the right and privilege of determining the nature and extent of the Parking Area, and of making such changes to the Parking Area from time to time which in its opinion are desirable and for the best interests of all persons using the Parking Area. Lessor shall keep the Parking Area in a neat, clean and orderly condition, properly lighted and landscaped, and shall repair any damage to its facilities. Nothing contained in this Lease shall be deemed to create liability upon Lessor for any damage to motor vehicles of visitors or employees, unless ultimately determined to be caused by the sole negligence or willful misconduct of Lessor, its agents, servants and employees. Unless otherwise instructed by Lessor, every user of the Parking Area shall park and lock his or her own motor vehicle. Lessor shall also have the right to establish, and from time to time amend, and to enforce against all users of the Parking Area all reasonable rules and regulations as Lessor may deem necessary and advisable for the proper and efficient operation and maintenance of the Parking Area.

        b. Persons using the Parking Area shall observe all directional signs and arrows and any posted speed limits. All vehicles shall be parked entirely within painted stalls, and no vehicles shall be parked in areas which are posted or marked as "no parking" or on, or in ramps, driveways and aisles. Only one (1) vehicle may be parked in a parking space. In no event shall Lessee interfere with the use and enjoyment of the Parking Area by other tenants of the Building or buildings within the Center or their employees or invitees.

        c. Parking areas shall be used only for parking vehicles. Washing, waxing, cleaning or servicing of vehicles, or the storage of vehicles for twenty. four (24) hour periods, in the Parking Area (other than emergency services) by any user of the Parking Area or his or her agents or employees is prohibited unless otherwise authorized by Lessor. Lessee shall have no right to install any fixtures, equipment or personal property (other than vehicles) in the Parking Area, nor shall Lessee make any alteration to the Parking Area.

  6.04 Changes and Additions by Lessor: Lessor reserves the right to make alterations or additions to the Building(s) or the Center, or to the attendant fixtures, equipment and Common Facilities. Lessor may at any time relocate or remove any of the various buildings, parking areas and ether common facilities, and may add buildings and areas to the Center from time to time. No change shall entitle Lessee to any abatement of rent or other claim against Lessor, provided that the change does not deprive Lessee of reasonable access to or use of the Premises.

ARTICLE 7  MAINTENANCE, REPAIRS AND ALTERATIONS

  7.01 Lessor's Obligations: Subject to the provisions of Section 4.02 (Operating Expenses), Article 5 (Uses), Article 6 (Common Facilities and Vehicle Parking), Section 7.02 (Lessee's Obligations) and Article 12 (Damage or Destruction), and except her damage caused by any negligent or intentional act or omission of Lessee, Lessee's employees, suppliers, shippers, customers or Invitees, in which event Lessee shall repair the damage, Lessor at Lessor's expense, subject to reimbursement pursuant to Section 4.02, shall keep in good condition and repair the foundations, exterior walls, structural condition of interior bearing walls, and roof of the Premises, and utility installations of the Common Facilities and all parts thereof, as well as providing the services for which there is an Operating Expense pursuant to Section 4.02. Lessor shall not, however, be obligated to paint the interior walls, nor shall Lessor be required to maintain, repair or replace windows, doors or plate glass of the Premises. Lessor shall have no obligation to make repairs under this Section
7.01 until a reasonable time after receipt of written notice from Lessee of the need for such repairs. Lessee expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Lessee the right to make repairs at Lessor's expense or to terminate this Lease because of Lessor's failure to keep the Premises in good order, condition and repair. Lessor shall not be liable for damages or loss of any kind or nature by reason of Lessor's failure to furnish any such services when such failure is caused by accident, breakage, repairs, strikes, lockout or any other labor disturbances or disputes of any character, or by any other cause beyond the reasonable control of Lessor.


                                       6                            Initial____

   7.02 Lessee's Obligations:

        a. Subject to the provisions of Article 5 (Use), Section 7.01 (Lessor's Obligations) and Article 12 (Damage or Destruction), Lessee, at Lessee's expense. shall keep in good order, condition and repair the Premises and every part thereof (whether or not the damaged portion of the Premises or the means of repairing same are reasonably or readily accessible to Lessee) including, without limiting the generality of the foregoing, all plumbing. heating, ventilating and air conditioning systems (Lessor shall procure and maintain, at Lessee's expense, which expense shall be a part of the Operating Expenses as defined under Section 4.02c, a ventilating and air conditioning system maintenance contract). electrical and lighting facilities and equipment within the Premises, fixtures, interior walls and interior surfaces of exterior walls, ceilings, windows (including glass and casings), doors (including casings), plate glass and skylights located within the Premises. Lessor reserves the right to procure and maintain the ventilating and air conditioning system maintenance contract for the entire Center, including the Premises, and if Lessor so elects, the cost thereof shall be an Operating Expense.

        b.  if Lessee fails to perform Lessee's obligations under this Section
7.02 or under any other paragraph of this Lease, Lessor may enter upon the Premises after ten (10) days' prior written notice to Lessee (except in the case of emergency, in which event, no notice shall be required), perform such obligations on Lessee's behalf and put the Premises in good order, condition and repair, and the cost thereof together with interest thereon at the maximum rate then allowable by law shall be due and payable as additional rent to Lessor together with Lessee's next Base Rent installment.

  7.03  Alterations and Additions:

        a. Lessee shall not, without Lessor's prior written consent, make any alterations, improvements, additions or Utility installments in, on or about the Premises, or the Center, except for nonstructural alterations to the Premises not exceeding $5,000 in cumulative costs during the Term. In any event., whether or not in excess of $5,000 in cumulative cost, Lessee shall make no change or alteration to the exterior of the Premises, nor the exterior of the Building, nor the Center without Lessor's prior written consent. As used in this Lease, the term "Utility installations" shall mean carpeting, window coverings, air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning, plumbing and fencing. Lessor may require that Lessee remove any and all of said alterations, improvements, additions or Utility installations at the expiration of the term, and restore the Premises and the Center to their prior condition. Lessor may require Lessee to provide Lessor, at Lessee's sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of such improvements. to insure Lessor against any liability for mechanic's and materialman's liens and to insure completion of the work. Should Lessee make any alterations, improvements, additions or Utility installations without the prior approval of Lessor, Lessor may, at any time during the term of this Lease, require that Lessee remove any or all of same.

        b. Any alterations. Improvements, additions or Utility installations in or about the Premises or the Center that Lessee shall desire to make and which requires the consent of Lessor, shall be presented to Lessor in written form with proposed detailed plans. If Lessor shall give its consent, the consent shall be deemed conditioned upon Lessee acquiring a permit to do so from appropriate governmental agencies. The furnishing of a copy thereof to Lessor prior to the commencement of the work and the compliance by Lessee of all conditions of said permit in a prompt and expeditious manner.

        c. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use in the Premises, which claims are, or may be secured by, any mechanic's or materialman's lien against the Premises, or the Center, or any interest therein. Lessee shall give Lessor not less than ten (10) days' notice prior to the commencement of any work in the premises, and Lessor shall have the right to post notices of non-responsibility in or on the Premises or the Building as provided by law. If Lessee shall in good faith contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense, defend itself and Lessor against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon, before the enforcement thereof, against Lessor or the Premises or the Center upon the condition that if Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to such contested lien claim or demand indemnifying Lessor against liability for the same and holding the Premises and the Center free from the effect of such lien or claim. In addition, Lessor may require Lessee to pay Lessor's attorneys fees and costs in participating in such action if Lessor shall decide if is to Lessor's best interest to do so.

        d. All alterations, improvements, additions and Utility installations (whether or not such Utility Installations constitute trade fixtures of Lessee), which may be on the Premises, shall be the property of Lessor and shall remain upon and be surrendered with the Premises at the expiration of the Term, unless Lessor requires their removal pursuant to subparagraph "a" above. Notwithstanding the provisions of this paragraph, Lessee's machinery and equipment, other than that which is affixed to the Premises, and other than Utility Installations, shall remain the property of Lessee and may be removed by Lessee subject to the provisions of Section 7.02.

  7.04 Utility Additions: Lessor reserves the right to install new or additional utility facilities throughout the Building and the Common Facilities for the benefit of Lessor or Lessee, or any other tenant of the Center, including, but not limited to, such utilities as plumbing, electrical systems, security systems, communication systems and fire protection and detection systems, so long as such installations do not unreasonably interfere with Lessee's use of the Premises.

  7.05 Entry and Inspection: Lessor shall at all times have the right to enter the Premises to inspect them, to supply services in accordance with this Lease, to protect the interests of Lessor in the Premises, to submit the Premises to prospective or actual purchasers or encumbrance holders (or, during the last one hundred and eighty (180) days of the Term, or when an uncured tenant default exists, to prospective tenants), to alter, Improve or repair the Premises or any other portion of the Building, or as otherwise permitted in this Lease, all without being deemed to have caused an eviction of Lessee and without abatement of rent except as provided elsewhere in this Lease. If Lessee vacates the Premises, Lessor may enter the Premises and after them without abatement of rent and without liability to Lessee. Lessor shall at


                                       7                            Initial____
all times have and retain a key which unlocks all of the doors in the Premises, excluding, Lessee's vaults and safes, and Lessor shall have the right to use any and all means which Lessor may deem proper to open the doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Lessor shall not under any circumstances be deemed to be a forcible or unlawful entry into, or a detainer of the Premises, or any evictions of Lessee from the Premises.

ARTICLE 8  TAXES AND ASSESSMENT ON LESSEES PROPERTY

  8.01 Taxes on Lessee's Property-. Lessee Shall be liable for and shall pay, at least ten (10) days before delinquency. all taxes and assessments levied against all personal property of Lessee located in the Premises. When possible. Lessee shall cause its personal property to be assessed and billed separately from the real property of which the Premises form a part. If any taxes on Lessee's personal property are levied against Lessor or Lessor's property is increased by the inclusion of a value placed upon the personal property of Lessee, and if Lessor pays the taxes based upon the increased assessment, Lessee shall pay to Lessor the taxes so levied against Lessor or the proportion of the taxes resulting From the increase in the assessment. In calculating what portion of any tax bill which is assessed against Lessor separately, or Lessor and Lessee jointly, is attributable to Lessee's fixtures and personal property, Lessor's reasonable determination shall be conclusive.

ARTICLE 9  UTILITIES

  Lessee shall fully and promptly pay for all gas (where applicable), power, water, telephone and trash removal on all freestanding buildings and other utilities of every kind furnished to the Premises, together with any taxes thereon, and all other costs and expenses of every kind whatsoever, of, or in connection with the use, operating and maintenance of the Premises and all activities conducted thereon, and Lessor shall have no responsibility of any kind for any thereof. Lessee shall put all such utilities in its own name and not that of Lessor. Lessor shall pay for water and trash removal in all multi-tenant/non-free-standing buildings.

ARTICLE 10  ASSIGNMENT AND SUBLETTING

  10.01 Rights of Parties:

        a. Notwithstanding any provision of this Lease to the contrary, Lessee will not, either voluntarily or by operation of law, assign, sublet, encumber or otherwise transfer all or any part of Lessee's interest in this Lease, or permit the Premises to be occupied by anyone other than Lessee, without Lessor's prior written consent. No assignment (whether voluntary, involuntary or by operation of law), and no subletting shall be valid or effective without Lessor's prior written consent and, at Lessor's election, shall constitute a material default of this Lease. To the extent not prohibited by provisions of the Bankruptcy Code, 11 U.S.C. Section 101, et seq. (the "Bankruptcy Code"), including Section 365(l)(1), Lessee on behalf of itself and its creditors, administrators and assigns. waives the applicability of Section 365(e) of the Bankruptcy Cede unless the proposed assignee of the trustee for the estate of the bankrupt meets Lessor's standard for consent as set forth in subparagraph "c" below. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations to be delivered in connection with the assignment shall be delivered to Lessor, shall be and remain the exclusive property of Lessor and shall not constitute property of Lessee or of the estate of Lessee within the meaning of the Bankruptcy Code. Any person or entity to which this Lease is assigned pursuant to the provision of the Bankruptcy Code shall be deemed to have assumed all of the obligations arising under this Lease on and after the date of the assignment ,and shall upon demand execute and deliver to Lessor an instrument confirming that assumption.

        b. If Lessee, or any guarantor of Lessee ("Lessee's Guarantor") is a corporation, or is an unincorporated association or partnership, the transfer of any stock or interest in the corporation, association or partnership which results in a change in the voting control of Lessee or Lessee's Guarantor, if any, shall be deemed an assignment within the meaning and provisions of this Article. In addition, any change in the status of the entity, such as, but not limited to, the withdrawal of a general partner, shall be deemed an assignment within the meaning of this Article.

        c. If Lessee desires to transfer an interest in this Lease, it shall first notify Lessor of its desire and shall submit in writing to Lessor: (i) the name and address of the proposed transferee; (ii) the nature of any proposed subtenant's or assignee's business to be carried on in the Premises; (iii) the terms and provisions of any proposed sublease or assignment; and (iv) any other information requested by Lessor and reasonably related to the transfer. Lessor shall not unreasonably withhold its consent provided: (1) use of the Premises will be consistent with Lessor's commitments to other tenants of the Center and the proposed assignee or subtenant meets all requirements generally imposed by Lessor with respect to new tenants; (2) at Lessor's election, insurance requirements shall be brought into conformity with Lessor's then current leasing practice; (3) any proposed subtenant or assignee demonstrates that if is financially responsible by submission to Lessor of all reasonable information as Lessor may request concerning the proposed subtenant or assignee, including, but not limited to, a balance sheet of the proposed subtenant or assignee as of a date within ninety (90) days of the request for Lessor's consent and statements of income or profit and loss of the proposed subtenant or assignee for the two
(2) year period preceding the request for Lessor's consent; (4) any proposed subtenant or assignee demonstrates to Lessor's reasonable satisfaction, a record of successful experience in operating the same type of business; (5) any proposed subtenant or assignee has a reputation for honesty and is of good moral character; and (6) the proposed transfer will not impose additional burdens or adverse tax effects on Lessor. If Lessor consents to the proposed transfer, Lessee may within ninety (90) days after the date of the consent oiled the transfer upon the terms described in the information furnished to Lessor; provided that any material change in the terms shall be subject to Lessor's consent as set forth in this Section. Lessor shall approve or disapprove any requested transfer within thirty (30) days following receipt of Lessee's written request and the information set forth above.



                                       8                            Initial____

        d. Lessee shall reimburse Lessor for Lessor's reasonable costs and attorneys' fees incurred in connection with the processing and documentation of any requested transfer. In addition, Lessee shall pay a transfer fee of $500 in the event the transfer is approved.

  10.02 Effect of Transfer: No subletting or assignment, even with the consent of Lessor. shall relieve Lessee of its obligation to pay rent and to perform all its other obligations under this Lease. Moreover, Lessee shall indemnity and hold Lessor harmless, as provided in Section 11.03. for any acts or omission by an assignee or subtenant. Each transferee, other than Lessor shall assume all obligations of Lessee under this Lease and shall be liable jointly and severally with Lessee for the payment of all rent, and for the due performance of all of Lessee's obligations under this Lease. No transfer shall be binding upon Lessor unless any document memorializing the transfer is delivered to Lessor and, if the transfer is an assignment or sublease, both the assignee/subtenant, and Lessee deliver to Lessor an executed document which contains (i) a covenant of assumption by the assigned subtenant. and (ii) an indemnification agreement by Lessee, both satisfactory in substance and form to Lessor and consistent with the requirements of this Article; provided that the failure of the assignee/subtenant or Lessee to execute the instrument of assumption shall not release either from any obligation under this Lease. The acceptance by Lessor of any payment due under this Lease from any other person shall not be deemed to be a waiver by Lessor of any provision of this Lease or to be a consent to any transfer. Consent by Lessor to one or more transfers shall not operate as a waiver or estoppel to the future enforcement by Lessor of its rights under this Lease.

ARTICLE 11  INSURANCE AND INDEMNITY

  11.01 Liability Insurance - Lessee: Lessee shall, at Lessee's expense, obtain and keep in force during the term of this Lease, a policy of Combined Single Limit Bodily Injury and Properly Damage insurance insuring Lessee and Lessor against any liability arising out of the use, occupancy or maintenance of the Premises and the Center. Such insurance shall be in an amount not less than $1,000,000 per occurrence. The policy shall insure performance be Lessee of the indemnity provisions of this Article. The limits of said insurance shall not, however, limit the liability of Lessee hereunder.

  11.02 Lessor's Insurance: Lessor may, at its election, provide any or all of the following types of insurance, with or without deductible and in amounts and coverages as may be determined by Lessor in its discretion: "all risk" property insurance, subject to standard exclusions, covering the Premises or Center, and such ether risks as Lessor or its mortgagees may From time to time deem appropriate, and comprehensive public liability coverage. Lessor shall not be required to carry insurance of any kind on Lessee's property, including leasehold improvements, trade fixtures, furnishings, equipment, plate glass, signs and all other items of personal property, and shall not be obligated to repair or replace the property should damage occur. All proceeds of insurance maintained by Lessor upon the Premises and center shall be the property of Lessor, whether or not Lessor is obligated to, or elects, to make any repairs. In the event there is a deductible clause in any standard form policy insuring the Premises against fire, extended coverage and other properly insurance losses, then the amount deducted from the coverage pursuant to such deductible clause shall be borne by Lessee. Any insurance containing a deductible clause of $3,000 (per occurrence) for fire, extended coverage and other property losses, shall not, by virtue of such deductible clause, be regarded as unsatisfactory. In the event Lessor assumes supervision and control of the repair or restoration activity for the improvements damaged or destroyed by reason of occurrences embraced by the aforesaid standard form insurance policy, Lessor shall provide Lessee with written notice of the actual cost of repair and restoration, up to the full deductible amount, and Lessee shall pay to Lessor such sum within thirty (30) days thereafter. Failure to pay such sum shall constitute a breach of the Lease and subject Lessee to any rights or remedies of Lessor as provided in the Lease.

  11.03 Waiver of Subrogation: Lessor and Lessee hereby waive any rights each may have against the other on account of any loss or damage occasioned to Lessor or Lessee, as the case may be, or to the Premises or its contents, and which may arise out of or incident to the perils insured against under Section 11.02, which perils occur in, on or about the Premises, whether due to the negligence of Lessor or Lessee or their agents, contractors and/or invitees. The parties shall obtain from their respective insurance companies insuring the property a waiver of any right of subrogation which said insurance companies may have against Lessor or Lessee as the case may be.

  11.04 Policies: All insurance to be maintained by Lessee under this Lease shall be procured from an insurance company or companies rated "A" or better in "Bests Insurance Guide" and authorized to do business in the State of Nevada, and Lessee shall deliver to Lessor, prior to taking occupancy of the Premises, copies of policies of all such insurance required to be maintained by Lessee hereunder, together with evidence of the payment of the premiums thereof. The policies evidencing such insurance shall provide that they shall not be canceled or modified except after thirty (30) days prior written notice of intention to modify or cancel has been given to Lessor and any encumbrancer named as beneficiary hereunder. At lease ninety (90) days prior to the expiration date of any policy to be maintained by Lessee hereunder, Lessee shall deliver to Lessor a renewal policy or "binder" therefor.

  11.05 Lessee's Indemnity: To the fullest extent permitted by law, Lessee shall defend, indemnify and hold harmless Lessor, its agents and any and all affiliates of Lessor, including, without limitation, any partners, co-venturers, corporations or other entities controlling, controlled by or under common control with Lessor, from and against any and all claims or liabilities arising either before or after the Commencement Date from Lessee's use or occupancy of the Premises, the Building or the Common Facilities, or from the conduct of its business, or from any activity, work or thing done, permitted or suffered by Lessee or its agents, employees, invitees or licensees in or about the Premises, the Building or the Common Facilities, or from any default in the performance of any obligation on Lessee's part to be performed under this Lease, or from any act or negligence of Lessee or its agents, employees, visitors, patrons, guests, invitees or licensees. In case Lessor, its agent or affiliates are made a part to any litigation commenced by or against Lessee, then Lessee shall protect and hold Lessor harmless and shall pay all costs, expenses and reasonable attorneys' fees incurred or paid by Lessor in connection with the litigation. Lessor may, at its option, require Lessee to assume Lessor's defense in any action covered by this Section through counsel satisfactory to Lessor.


                                       9                            Initial____

  11.06 Lessor's Non-Liability: Lessor shall not be liable to Lessee, its employees, agents and invitees, and Less hereby waives all claims against Lessor for loss of or damage to any property, or any injury to any person, or loss or interruption of business or income, resulting from, but not limited to, fire, explosions, falling plaster, steam, gas, electricity, water or rain which may leak or from or into any part of the Premises or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, electrical works or other fixtures in the Building, whether the damage or injury results from conditions arising in the Premises or in other portions of the Building. Neither Lessor nor its agents shall be liable for interference with light or other similar intangible interests. Lessee shall immediately notify Lessor in case of fire or accident in the premises, the Building or the Center and of defects in any improvements or equipment.

ARTICLE 12  DAMAGE OR DESTRUCTION

  12.01 Restoration:

        a. It the Building of which the Premises are a part is damaged, Lessor shall repair that damage as soon as reasonably possible, at its expense, unless:
(i) Lessor reasonably determines that the cost of repair would exceed ten percent (10%) of the full replacement cost of the Building ("Replacement Cost") and the damage is not covered by Lessor's the and extended coverage insurance (or by normal extended coverage policy should Lessor fail to carry that insurance); or (ii) Lessor reasonably determines that the cost of repair would exceed twenty-five percent (25%) of the Replacement Cost; or (iii) Lessor reasonably determines that the cost of repair would exceed ten percent (10%) of the Replacement Cost and the damage occurs during the final twelve (12) months of the Term. Should Lessor elect not to repair the damage for one of the preceding reasons, Lessor shall so notify Lessee in writing within sixty (60) days after the damage occurs and this Lease shall terminate as of the date of that notice.

        b. Unless Lessor elects to terminate this Lease in accordance with subsection "a" above, this Lease shall continue in effect for the remainder of the Term: provided that if the damage is so extensive as to reasonably prevent Lessee's substantial use and enjoyment of the Premises for more than six (6) months, then Lessee may elect to terminate this Lease by written notice to Lessor within the sixty (60) day period stated in subsection "a".

        c. Commencing on the date of any damage to the Building, and ending on the date the damage is repaired or this Lease is terminated, whichever occurs first, the rental to be paid under this Lease shall be abated in the same proportion that the floor area of the Premises that is rendered unusable by the damage from time to time bears to the total floor area of the Premises.

        d. Notwithstanding the provisions of subsections "a", "b" and "c" of this Section, the cost of any repairs shall be borne by Lessee, and Lessee shall not be entitled to rental abatement or termination rights if the damage is due to the fault or neglect of Lessee or its employees, subtenants, invitees or representatives. In addition, the provisions of this Section shall not be deemed to require Lessor to repair any improvements or fixtures that Lessee is obligated to repair or insure pursuant to any other provisions of this Lease.

ARTICLE 13  EMINENT DOMAIN

  13.01 Total or Partial Taking: if all or a material portion of the Premises is taken by any lawful authority by exercise of the right of eminent domain, or sold to prevent a taking, either Lessee or Lessor may terminate this Lease effective as of the date possession is required to be surrendered to the authority. In the event title to a portion of the Building or Center, other than the Premises, is taken or sold in lieu of taking, and if Lessor elects to restore the Building in such a way as to alter the Premises materially, Lessor may terminate this Lease, by written notice to Lessee, effective on the date of vesting of title. In the event neither party has elected to terminate this Lease as provided above, then Lessor shall promptly, after receipt of a sufficient condemnation award, proceed to restore the premises to substantially their condition prior to the taking, and a proportionate allowance shall be made to Lessee for the rent corresponding to the time during which, and to the part of the Premises of which, Lessee is deprived on account of the taking and restoration. In the event of a taking, Lessor shall be entitled to the entire amount of the condemnation award without deduction for any estate or interest of Lessee; provided that nothing in this Section shall be deemed to give Lessor any interest in, or prevent Lessee from seeking any award against the taking authority for, the taking of personal property and fixtures belonging to Lessee or for relocation or business interruption expenses recoverable from the taking authority.

  13.02 Temporary Taking: No temporary taking of the Premises shall terminate this Lease or give Lessee any right to abatement of rent, and any award specifically attributable to a temporary taking of the Premises shall belong entirely to Lessee. A temporary taking shall be deemed to be a taking of the use or occupancy of the Premises for a period not to exceed ninety (90) days.

  13.03 Taking of Parking Area: in the event there shall be a taking of the Parking Area such that Lessor can no longer provide sufficient parking to comply with this tease, Lessor may substitute reasonably equivalent parking in a location reasonably close to the Building; provided that if Lessor fails to make that substitution within ninety (90) days following the taking and if the taking materially Impairs Lessee's use and enjoyment of the Premises, Lessee may, at its option, terminate this Lease by notice to Lessor. If this Lease is not so terminated by Lessee, there shall be no abatement of rent and this Lease shall continue in effect.

ARTICLE 14  SUBORDINATION; ESTOPPEL CERTIFICATE

  14.01     Subordination:

            a. At the option of Lessor, this Lease shall be either superior or subordinate to all ground or underlying teases, mortgages, deeds of trust and conditions, covenants and restrictions, reciprocal easements and rights of way, if any, which may hereafter affect the Premises or Center, and to all renewals, modifications, consolidations, replacements


                                      10                            Initial____
and extensions thereof; provided, that so long as Lessee is not in default under this Lease, this Lease shall not be terminated or Lessee's quiet enjoyment of the Premises is disturbed in the event of termination of any such ground or underlying lease, or the foreclosure of any such mortgage or deed of trust, to which Lessee has subordinated this Lease pursuant to this Section. In the event of a termination or foreclosure, Lessee shall become a tenant of and attorney to the successor-in-interest to Lessor upon the same terms and conditions as are contained in this Lease, and shall execute any instrument reasonably required by Lessor's successor for that purpose. Lessee shall also, upon written request of Lessor, execute and deliver all instruments as may be required from time to time to subordinate the rights of Lessee under this Lease to any ground or underlying lease or to the lien of any mortgage or deed of trust, or if requested by Lessor, to subordinate, in whole or in part, any ground or underlying lease or the heir of any mortgage or deed of trust to this Lease.

     b. Failure of Lessee to execute any statements or instruments necessary or desirable to effectuate the provisions of this Article within ten (10) days after written request by Lessor, shall constitute a default under this Lease. In that event, Lessor, in addition to any other rights or remedies it might have, shall have the right, by written notice to Lessee, to terminate this Lease as of a date not less than twenty (20) days after the date of Lessor's notice. Lessor's election to terminate shall not relieve Lessee of any liability for its default.

  14.02 Estoppel Certificate:

        a. Lessee shall, at any time not less than twenty (20) days' prior written notice from Lessor, execute, acknowledge and deliver to Lessor, in any form that Lessor may reasonably require, a statement, in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, slating the nature of the modification and certifying that this Lease is unmodified and in full force and effect) and the dates to which the rental, additional rent and other charges have been paid in advance, if any, and (ii) acknowledging that, to Lessee's knowledge, there are no uncured defaults on the part of Lessor, or specifying each default if any are claimed, and (iii) setting forth all further information that Lessor may reasonably require. Lessee's statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Building or Center.

        b. Lessee's failure to deliver any estoppel statement Within the provided time shall be conclusive upon Lessee that (i) this Lease is in full force and effect without modification except as may be represented by Lessor,
(ii) there are no uncured defaults in Lessor's performance, and (iii) not more than one month's rental has been paid in advance.

ARTICLE 15  DEFAULTS AND REMEDIES

  15.01 Lessee's Defaults: In addition to any other event of default set for in this Lease, the occurrence of any one or more of the following events shall constitute a default by Lessee:

        a. the abandonment of the Premises by Lessee. Abandonment is defined to include, but not limited to, any absence by Lessee from the Premises for ten
(10) days or longer.

        b. the failure by Lessee to make any payment of rent or additional rent required to be made by Lessee, as and when due, where the failure continues for a period of three (3) days after written notice from Lessor to Lessee. For purposes of these default and remedies provisions, the term "additional rent" shall be deemed to include all amounts of any type whatsoever, other than Base Rent, to be paid by Lessee pursuant to the terms of this Lease.

        c. Assignment, sublease, encumbrance or other transfer of the Lease by Lessee, either voluntarily or by operation of law, whether by judgment, execution transfer by intestacy or testacy, or other means, without the prior written consent of Lessor.

        d. the discovery by Lessor that any financial statement provided by Lessee, or by any affiliate, successor or guarantor of Lessee was materially false.

        e. the failure or inability by Lessee to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Lessee, other than as specified in any other subsection of this Section, where the failure continues for a period of thirty (30) days after written notice from Lessor to Lessee. However, if the nature of the failure is such that more than thirty (30) days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commences the cure within thirty (30) days and thereafter diligently pursues the cure to completion.

        f. (i) the making by Lessee of any general assignment for the benefit of creditors; (ii) the filing by or against Lessee of a petition to have Lessee adjudged a Chapter 7 debtor under the Bankruptcy Code or to have debts discharged or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, if possession is not restored to Lessee within thirty (30) days; (iv) the attachment, execution or other judicial Seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease where the seizure is not discharged within thirty (30) days; or (v) Lessee's convening of a meeting of its creditors for the purpose of effecting a moratorium upon or composition of its debts. Lessor shall not be deemed to have knowledge of any event described in this subsection unless notification in writing is received by Lessor, nor shall there be any presumption attributable to Lessor of Lessee's insolvency. In the event that any provision of this subsection is contrary to applicable law, the prevision shall be of no force or effect.

  15.02 Lessor's Remedies: On the occurrence of any material default by Lessee, Lessor may, at any time thereafter, with or without notice or demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have:


                                      11                            Initial____

        a. Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession of the premises to Lessor. In such event, Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee's default, including (i) the worth at the time of the award of the unpaid Base Rent, additional rent and other charges which had been earned at the time of the termination; (ii) the worth at the time of the award of the amount by which the unpaid Base Rent, additional rent and other charges which would have been earned after termination until the time of the award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Base Rent, additional rent and other charges which would have been paid for by the balance of the term after the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses incurred by Lessor in maintaining or preserving the Premises after such default, the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation or alteration of the Premises, Lessor's reasonable attorneys' fees incurred in connection therewith, and any real estate commission paid or payable. As used in subparts "(i)" and "(ii)" above, the "worth at the time of the award' is computed by allowing interest on unpaid amounts at the rate of fifteen percent (15%) per annum, or such lesser amount as may be then the maximum lawful rate. As used in subpart "(iii)' above, the "worth at the time of the award' is computing by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%). If Lessee shall have abandoned the Premises, Lessor shall have the option of (i) retaking possession of the Premises and recovering from Lessee the amount specified in this Section 15.02a, or (ii) proceeding under Section 1 5.02b.

        b. Maintain Lessee's right to possession, in which case this Lease shall continue in effect whether or not Lessee shall have abandoned the Premises. In such event, Lessor shall be entitled to enforce all of Lessor's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

        c. Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state in which the Property is located.

  15.03 Repayment of "Free" Rent: if this Lease provides for a postponement of any monthly rental payments, a period of "free" rent, or other rent concession, such postponed rent or "free" rent is called the "Abated Rent". Lessee shall be credited with having paid all of the Abated Rent on the expiration of the Lease Term only if Lessee has fully, faithfully and punctually performed all of Lessee's obligations hereunder, including the payment of all rent (other than Abated Rent) and all other monetary obligations and the surrender of the property in the physical condition required by this Lease. Lessee acknowledges that us right to receive credit for the Abated Rent is absolutely conditioned upon Lessee's full, faithful and punctual performance of is obligations under this Lease. If Lessee defaults and does not cure within any applicable grace period, the Abated Rent shall immediately become due and payable in full and this Lease shall be enforced as if there were no such rent abatement or other rent concession. In such case, Abated Rent shall be calculated based on the full initial rent payable under this Lease.

  15.04 Cumulative remedies: Lessor's exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

  15.05 Late Payments: Any rent due under this Lease that is not paid to Lessor within ten (10) days of the date when due shall bear interest at the maximum rate permitted by law from the date due until fully paid. The payment of interest shall not cure any default by Lessee under this Lease. In addition, Lessee acknowledges that the late payment by Lessee to Lessor, of rent, will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impractical to ascertain. Those costs may include, but are not limited to, administrative, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any ground lease, mortgage or trust deed covering the Premises. Accordingly, if any rent due from Lessee shall not be received by Lessor or Lessor's designee within ten (10) days after the date due, then Lessee shall pay to Lessor, in addition to the interest provided above, a late charge in the amount of ten percent (10%) of each delinquent payment. Acceptance of a late charge by Lessor shall not constitute a waiver of Lessee's default with respect to the overdue amount, nor shall it prevent Lessor from exercising any of its other rights and remedies.

  15.06 Right of Lessor to Perform: All covenants and agreements to be performed by Lessee under this Lease shall be performed at Lessee's sole cost and expense and without any abatement of rent or Right of set off. If Lessee fails to pay any sum of money, other than rent, or fails to perform any other act on its part to be performed under this Lease, and the failure continues beyond any applicable grace period set forth in Section 15.01, then in addition to any other available remedies, Lessor may, at its election, make the payment or perform the other act on Lessee's part. Lessor's election to make the payment or perform the act on Lessee's part shall not give rise to any responsibility of Lessor to continue making the same or similar payments or performing the same or similar acts. Lessee shall, promptly upon demand by Lessor, reimburse Lessor for all sums paid by Lessor and all necessary incidental costs, together with interest at the maximum rate permitted by law from the date of the payment by Lessor. Lessor shall have the same rights and remedies if Lessee fails to pay those amounts as lessor would have in the event of a default by Lessee in the payment of rent.

  15.07 Default by Lessor: Lessor shall no be deemed to be in default in the performance of any obligation under this Lease unless, and until, it has failed to perform the obligation within thirty (30) days after written notice by Lessee to Lessor specifying in reasonable detail the nature and extent of the failure; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days are required for its performance, then Lessor shall not be deemed to be in default if it commences performance within the thirty (30) day period and thereafter diligently pursues the cure to completion.



                                      12                            Initial____

  15.08 Expenses and Legal Fees: Lessee shall reimburse Lessor upon demand, for any costs or expenses, incurred by Lessor in connection with any breach or default of Lessee under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of, or 10 enforce, the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered. a reasonable sum as attorneys' fees and costs. Such attorneys' fees and costs shall be paid by the losing party in such action. Lessee shall also indemnity Lessor against and hold lessor harmless from all costs, expenses. demands and liability incurred by Lessor if Lessor becomes or is made a party to any claim or and/or (a) instituted by Lessee, or by any third party against Lessee. or by or against any person holding any interest under or using the Premises by license of or agreement with Lessee; (b) for foreclosure for any lien for labor or material furnished to or for Lessee or such other person; (c) otherwise arising out of or resulting from any act or transaction of Lessee or such other person; or (d) necessary to protect Lessor's interest under this Lease in a bankruptcy proceeding. or other proceeding under Title 11 of the United Slates Code, as amended. Lessee shall defend Lessor against any such claim or action at Lessee's expense with counsel reasonably acceptable to lessor or, at Lessee's election, Lessee shall reimburse Lessor for any legal fees or costs incurred by Lessor in any such claim or action.

ARTICLE 16   END OF TERM

  16.01 Holding Over: This Lease shall terminate without further notice upon the expiration of the Term (herein "Expiration Date"), and any Holding over by Lessee after the expiration shall not constitute a renewal or extension of this Lease, or give Lessee any rights under this Lease, except when in writing, signed by both parties. If Lessee holds over for any period after the expiration (or earlier termination) of the Term, Lessor may, at its option. treat Lessee as a tenant at sufferance only, commencing on the first (1st) day following the termination of this Lease and subject to all of the terms of this Lease. except that the monthly rental shall be one hundred twenty percent (120%) of the greater of (a) the total monthly rental for the month immediately preceding the date of termination, or (b) the then currently scheduled rent for comparable space in the Building. If Lessee fails to surrender the Premises upon the expiration of this Lease despite demand to do so by Lessor, Lessee shall indemnify and hold Lessor harmless from all loss or liability, including, without limitation, any claims made by any succeeding tenant relating to such failure to surrender. Acceptance by Lessor of rent after the termination shall not constitute a consent to a holdover or result in a renewal of this Lease. The foregoing provisions of this Section are in addition to, and do not effect, Lessor's right of re-entry or any other rights of Lessor under this Lease or at law.

  16.02 Merger on Termination: the voluntary or other surrender of this Lease by Lessee, or mutual termination of this Lease, shall terminate any or all existing subleases unless Lessor, at its option, elects in writing to treat the surrender or termination as an assignment to it of any or all subleases affecting the Premises.

  16.03 Surrender of Premises: Removal of Property: Upon the Expiration Date, or upon any earlier termination of this Lease, Lessee shall quit and surrender possession of the Premises to Lessor in as good order, condition and repair as when received or as hereafter may be improved by Lessor or Lessee, reasonable wear and tear and repairs, which are Lessor's obligation excepted, and shall without expense to Lessor, remove or caused to be removed from the Premises all personal property and debris, except for any items that Lessor may by written authorization allow to remain. Lessee shall repair all damage to the Premises resulting from the removal, which repair shall include the patching and filling of holes and repair of structural damage, provided that Lessor may instead elect to repair any structural damage at Lessee's expense. If Lessee shall fail to comply with the provisions of this Section, Lessor may effect the removal and/or make any repairs, and the cost to Lessor shall be additional rent payable by Lessee upon demand. If requested by Lessor, Lessee shall execute, acknowledge and deliver to Lessor an instrument in writing releasing and quitclaiming to Lessor, all right, title and interest of Lessee in the Premises.

  16.04 Termination; Advance Payments: Upon termination of this Lease under
Article 12 (Damage or Destruction), Article 13 (Eminent Domain) or any other termination not resulting from Lessee's default, and after Lessee has vacated the Premises in the manner required by this Lease, and equitable adjustment shall be made concerning advance rent, and any other advance payments made by Lessee or Lessor, and Lessor shall refund the unused portion of the security deposit to Lessee or Lessee's successor.

ARTICLE 17  PAYMENTS AND NOTICES

  All sums payable by Lessee to Lessor shall be paid, without deduction or offset, in lawful money of the United States to Lessor at its address set forth in Section 1.08 of the Basic Lease Terms, or at any other place as lessor may designate in writing. Unless this Lease expressly provides otherwise, as for example in the payment of rent pursuant to Section 4.01, all payments shall be due and payable within five (5) days after demand. All payments requiring proration shall be prorated on the basis of a thirty (30) day month and a three hundred sixty (360) day year. Any notice, election, demand, consent, approval or other communication to be given, or other document to be delivered by either party to the other, may be delivered in person to an officer or duly authorized representative of the other party, or may deposited in the United States mail, duly registered or certified, postage prepaid. return receipt requested. and addressed to the other party at the address set forth in Section 1.08 of the Basic Lease Terms, or if to Lessee, at that address, or from and after the Commencement Date, at the Premises (whether or not Lessee has departed from, abandoned or vacated the premises). Either party may, by written notice to the other, served in the manner provided in this Article, designate a different address. If any notice or other document is sent by mail, it shall be deemed served or delivered twenty-four (24) hours after mailing. If more than one Lessee is named under this Lease, service of any notice upon any one of them shall be deemed as service upon all of them.


                                      13                            Initial____

ARTICLE 18  LIMITATION OF LIABILITY

  In consideration of the benefits accruing hereunder, Lessee agrees that in the event of any actual or alleged failure, breach or default of this Lease by Lessor, if Lessor is a partnership: (i) the sole and exclusive remedy shall be against the partnership and its partnership assets; (ii) no partner of Lessor shall be used or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the partnership); (iii) no service of process shall be made against any partner of Lessor (except as may be necessary to secure jurisdiction of the partnership); (iv) no partner of Lessor shall be required to answer or otherwise plead to any service of process; (v) no judgment may be taken against any partner of Lessor; (vi) any judgment taken against any partner of Lessor may be vacated and set aside at any time without hearing;
(vii) no writ of execution will ever be levied against the assets of any partner of Lessor; and (viii) these covenants and agreements are enforceable both by Lessor and also by any partner of Lessor. Lessee agrees that each of the foregoing provisions shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law.

ARTICLE 19  BROKERS COMMISSION

  The parties recognize as the broker(s) who negotiated this Lease, the firm(s), if any, whose name(s) is (are) stated Section 1.09 of the Basic Lease Terms, and agree that the party designated in Section 1.09 shall be solely responsible for the payment of brokerage commissions to those broker(s), and that the other party shall have no responsibility for the commissions unless otherwise provided in this Lease. Lessee warrants that it has had no dealings with any other real estate broker or agent in connection with the negotiation of this Lease, and Lessee agrees to indemnify and hold Lessor harmless from any cost, expense or liability (including reasonable attorneys' fees) for any compensation, commissions or charges claimed by any other real estate broker or agent employed or claiming to represent or to have been employed by Lessee in connection with the negotiation of this Lease. The foregoing agreement shall survive the termination of this Lease. If Lessee fails to take possession of the Premises or if this Lease otherwise terminates prior to the expiration date, Lessor shall be entitled to recover the unamortized portion of any brokerage commission funded by Lessor in addition to any other damages to which Lessor may be entitled.

ARTICLE 20  TRANSFER OF LESSOR'S INTEREST

  In the event of any transfer of Lessor's interest in the Premises, including a so-called sale-leaseback, the transferor shall be automatically relieved of all obligations on the part of Lessor accruing under this Lease from and after the date of the transfer, provided that any funds held by the transferor. In which Lessee has an interest, shall be turned over, subject to that interest, to the transferee, and Lessee is notified of the transfer as required by law. No holder of a mortgage and/or deed of trust to which this Lease is, or may be, subordinate, and no landlord under a so-called sale-leaseback shall be responsible in connection with the security deposit, unless the mortgagee or holder of the deed of trust or the landlord actually receives the security deposit. It is intended that the covenants and obligations contained in this tease on the part of the Lessor shall, subject to the foregoing. be binding on Lessor, its successors and assigns, only during. and in respect to, their respective successive periods of ownership.

ARTICLE 21  INTERPRETATION

  21.01 Gender and Number: Whenever the context of this Lease requires, the words "Lessor" and "Lessee" shall include the plural and well as the singular, and words used in neuter, masculine or feminine genders shall include the others.

  21.02 Headings: the captions and headings of the Articles and Sections of this Lease are for convenience only, and are not a part of this Lease and shall have no effect upon its construction or interpretation.

  21.03 Joint and Several Liability: if there is more than one Lessee, the obligations imposed upon Lessee shall be joint and several, and the act of, or notice from, or notice or refund to, or the signature of, any one or more of them shall be binding on all of them with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, termination, or modification of this Lease.

  21.04 Successors: Subject to Articles 10 and 20, all rights and liabilities given to or imposed upon Lessor and Lessee shall extend to and bind their respective heirs, executors, administrators, successors and assigns. Nothing contained in this Section is intended, or shall be construed, to grant to any person other than Lessor and Lessee and their successors and assigns any rights or remedies under this Lease.

  21.05 Time of Essence: Time is of the essence with respect to the performance of every prevision of this Lease, in which time of performance is a factor.

  21.06 Severability: if any term or provision of this Lease, the deletion of which would not adversely affect the receipt of any material benefit by either party or the deletion of which is consented to by the party adversely affected, shall be held invalid or unenforceable to any extent, the remainder of this Lease shall not be affected and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

  21.07 Entire Agreement: the parties thereto declare and represent that no promise, inducement or agreement not therein expressed has been made to them, that this document embodies and sets forth the entire agreement and understanding between them relating to the subject matter hereof, and that it merges and supersedes all prior discussions, agreements, understandings, representations, conditions, warranties and covenants between them on said subject matter.

  21.08 Covenants and Conditions: All of the provisions of this Lease shall be construed to be conditions as well as covenants as through the words specifically expressing or imparting covenants and conditions were used in each separate provision.



                                      14                            Initial____

  21.09 Counterparts: This Lease may be executed in one or more counterparts, each of which shall be deemed on original, but all of which taken together shall constitute one and the same instrument.

  21.10 Attachments: in addition to all of the exhibits referred to above, attached are the following documents which also constitute a part of this
Lease: Utilities information Form and Center Signage Guidelines.



LESSOR:

POST PALMS ASSOCIATES
a joint venture of POST ROAD ASSOCIATES
a California general partnership
and COPLEY INSTITUTIONAL INVESTORS FUND II a Delaware limited partnership

By:

        POST ROAD ASSOCIATES

        /s/Lee W. Phelps
   By: ___________________________________
        Lee W. Phelps, General Partner

        /s/Stanley K. Gentzler
   By: ___________________________________
        Stanley K. Gentzler, General Partner


LESSEE:

KEY PRODUCTS CO., INC.,
A NEVADA CORPORATION

    /s/Barbara L. Morthland
By: ___________________________________
    Barbara L. Morthland, President

    /s/David W.B. Morthland
By: ___________________________________
    David W.B. Morthland, Vice-President



        If Lessee shall be a corporation, then authorized officers must sign on behalf of the corporation. The Lease must be executed by the president or Vice President and the Secretary or Assistant Secretary, unless the
                          ---
        By-Laws or a Resolution of the Board of Directors shall otherwise provide, in which event, the By-Laws, or a certified copy of the Resolution, as the case may be, must be furnished. Also, the appropriate corporate seal must be affixed.



                                      15                            Initial____

                                  EXHIBIT "A"

                            [PICTURE OF EXHIBIT A]

                       FIRST ADDENDUM TO STANDARD LEASE


        THIS FIRST ADDENDUM TO STANDARD LEASE this "Addendum:, is made this 9th day of July, 1992, by and between POST PALMS ASSOCIATES, a Joint Venture of POST ROAD ASSOCIATES, a California General Partnership, and COPLEY INSTITUTIONAL INVESTORS FUND II, a Delaware Limited Partnership ("Lessor"): and KEY PRODUCTS CO., INC., a Nevada Corporation ("Lessee").


                                   AUDITIONS
                                   _________



        In consideration of the mutual agreements of said Lessee herein contained, the parties hereby agree to the addition of said Lease so illustrated in this First Addendum to Lease.


        1. Lessor grants to Lessee the right to expand its current premisis at Post Palms Business Center, so long as Lessee utilizes more square footage, (contingent upon space availability), during the original term or extensions of said Lease, (Lessor and Lessee will mutually agree to said rate and terms), without responsibility to said Lease after the Building Department signs off on tenant improvements on said expansion.


                Lessor grants to Lessee the right to relocate from Post Palms Business Center to Palms Airport Center, so long as Lessee utilizes more square footage, (contingent upon space availability), during the original term or extensions of said Lease, (Lessor and Lessee mutually agree to said rate and terms), without responsibilty to said Lease After the Building Department signs off on tenant improvements on said relocation.

        IN WITNESS WHEREOF, this Addendum has been executed by the parties as of the date first written above.


LESSOR:

POST ROAD ASSOCIATES, a California General Partnership

By: /s/Lee W. Phelps
    --------------------------------------
    Lee W. Phelps
    General Partner

By: /s/Stanley K. Gentzler
    --------------------------------------
    Stanley K. Gentzler
    General Partner


LESSEE:

KEY PRODUCTS CO., INC., a Nevada Corporation

By: /s/Barbara L. Morthland
    --------------------------------------
    Barbara L. Morthland, President


By: /s/David B. Morthland
    --------------------------------------
    David B. Morthland, Vice-President

                       FIRST AMENDMENT TO STANDARD LEASE


        THE FIRST AMENDMENT TO STANDARD LEASE (this "Amendment"), is made this 20th day of July, 1992, by and between POST PALMS ASSOCIATES, a Joint Venture of POST ROAD ASSOCIATES, a California General Partnership, and COPLEY INSTITUTIONAL INVESTORS FUND II, INC., a Nevada Corporation ("Lessee").


                                   AMENDMENT
                                   ---------


        In consideration of the mutual agreements of said Lease herein contained, the parties hereby agree to the amendments of said Lease so illustrated in this First Amendment to Lease.


ARTICLE 1  BASIC LEASE TERMS

        1.04  RENT

        a.  Base Rent: (i)      during month(s) one (1) through eleven (11);
(ii) forgiveness of Base Rent and Operating Expenses during month twelve (12);
(iii) during month(s) thirteen (13) through twenty-three (23); (iv) forgiveness of Base Rent and Operating Expenses during month twenty-four (24);
(v)     during month(s) twenty-five (25) through thirty-six (36); (vi)  during
month(s) thirty-seven (37) through fourty-eight (48); (vii)     during month(s)
forty-nine (49) through sixty (60). Where reference is made in this Lease so rent as provided in Section 1.04a, or where reference is made to the "Original
Monthly Rent", such rent shall be deemed to be     Operating Expenses are due
and payable throughout the term of the Lease, except during months twelve (12) and twenty-four (24) of the initial Lease term.

        1.06  SECURITY DEPOSIT:


        1.11  PAYMENTS UPON EXECUTION:  The first installment of Base Rent
the first months Operating Expenses of     and a Security Deposit of
which totals      shall be delivered to Lessor concurrently with Lessee's
execution of this Lease.

        IN WITNESS WHEREOF, this Amendment has been executed by the parties as of the date first written above.


LESSOR:

POST ROAD ASSOCIATES, a California General Partnership

By: /s/Lee W. Phelps
    --------------------------------------
    Lee W. Phelps
    General Partner

By: /s/Stanley K. Gentzler
    --------------------------------------
    Stanley K. Gentzler
    General Partner


LESSEE:

KEY PRODUCTS CO., INC., a Nevada Corporation

By: /s/Barbara L. Morthland
    --------------------------------------
    Barbara L. Morthland, President


By: /s/David B. Morthland
    --------------------------------------
    David B. Morthland, Vice-President